As filed with the Securities and Exchange Commission on February 15, 2023

Registration No. 333-263467

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Frontier Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4512	46-3681866
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

4545 Airport Way

Denver, CO 80239

(720) 374-4490

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry L. Biffle

President and Chief Executive Officer

Frontier Group Holdings, Inc.

4545 Airport Way

Denver, CO 80239

(720) 374-4490

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Anthony J. Richmond

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment is being filed solely to remove from registration all 215,500,725 shares of Common Stock, $0.001 par value per share (the “Common Stock”), of Frontier Group Holdings, Inc. (“Frontier”) that were registered on the Registration Statement on Form S-4 (Registration No. 333-263467) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2022, as amended by Amendment No. 1, filed with the Commission on April 15, 2022, Amendment No. 2, filed with the Commission on May 9, 2022, and Amendment No. 3, filed with the Commission on May 10, 2022.

On February 5, 2022, Frontier entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Top Gun Acquisition Corp., a direct wholly-owned subsidiary of Frontier, and Spirit Airlines, Inc. (“Spirit”). On July 27, 2022, Frontier and Spirit mutually terminated the Merger Agreement and abandoned the merger described in the Registration Statement, and Frontier therefore terminated the offering of its shares of Common Stock pursuant to the Registration Statement. No shares of Common Stock were sold pursuant to the Registration Statement or otherwise.

In accordance with an undertaking made by Frontier in the Registration Statement to remove from registration by means of a post-effective amendment any of its securities being registered under the Registration Statement that remain unsold at the termination of the offering, Frontier hereby amends the Registration Statement to remove from registration all shares of Common Stock that were registered under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 15, 2023.

FRONTIER GROUP HOLDINGS, INC.

By:	/s/ James G. Dempsey
James G. Dempsey
Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.